Exhibit 3.49

SECOND AMENDED AND RESTATED

BYLAWS

of

Third Wave Technologies, Inc.

A Delaware Corporation

Adopted:	July 24, 2008

/s/ Glenn P. Muir
Glenn P. Muir Secretary

-i-

-ii-

SECOND AMENDED AND RESTATED

BYLAWS

OF

Third Wave Technologies, Inc.

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the Board of Directors, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. At the discretion of the Board of Directors, the meeting may be conducted by remote communication to the extent permitted by law.

Section 1.2 Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the Board of Directors. Special meetings of the stockholders shall be held at such time, date and place within or outside of the State of Delaware as may be designated in the notice of such meeting. At the discretion of the Board of Directors, the meeting may be conducted by remote communication to the extent permitted by law.

Section 1.3 Notice of Meeting.

(a) A written notice stating the place, if any, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these Bylaws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it to such stockholder at his address as it appears upon the books of the corporation at least ten days and not more than 60 days before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.

(b) The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful, (iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise excepted by law. A waiver of notice of any regular or special meeting of the stockholders need not specify the purposes of the meeting.

(c) If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4 Quorum. The presence in person or by proxy of the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

Section 1.5 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Section 1.6 Action at Meeting. When a quorum is present at any meeting, directors shall be elected by a plurality of the votes properly cast for election of directors, and a majority of the votes properly cast upon any question other than election of directors shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 1.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon were present and voted and copies are delivered to the corporation in the manner prescribed by law.

Section 1.8 Voting of Shares of Certain Holders.

(a) Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.

(c) Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.

(e) Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

Section 1.9 Stockholder Lists. The secretary (or the corporation’s transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at (i) the corporation’s principal place of business, or (ii) by making it available on an electronic network. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Powers. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these Bylaws, the business of the corporation shall be managed under the direction of the Board of Directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the Board of Directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2 Number of Directors; Qualifications. The Board of Directors shall consist of such number of directors, not less than two (2) nor more than seven (7), as shall be fixed initially by the incorporator(s) and thereafter by the Board of Directors. No director need be a stockholder.

Section 2.3 Election of Directors. The initial Board of Directors shall be designated in the certificate of incorporation, or if not so designated, elected by the incorporator(s) at the first meeting thereof. Thereafter, directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

Section 2.4 Vacancies; Reduction of the Board. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders or by the directors then in office or by a sole remaining director. In lieu of filling any such vacancy the stockholders or Board of Directors may reduce the number of directors, but not to a number less than two (2). When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.5. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office, but not above the maximum number fixed in Section 2.2.

Section 2.6 Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary or assistant secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.7 Removal. A director, whether elected by the stockholders or directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of such directors; provided, however, that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 2.8 Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and such places within or without the State of Delaware as the board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. In the event that in any year directors are elected by written consent in lieu of an annual meeting of stockholders, the Board of Directors shall meet in such year as soon as practicable after receipt of such written consent by the Corporation at such time and place as shall be fixed by the Chairperson of the Board, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation. Special meetings of the Board of Directors may be held at any time and at any place designated in the call of the meeting when called by the president, treasurer, or one or more directors. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.9 Notice of Meeting. It shall be sufficient notice to a director to send notice (i) by mail at least 72 hours before the meeting addressed to such person at his usual or last known business or residence address, or (ii) in person, by telephone, facsimile transmission or electronic transmission to the extent provided in Article VIII, at least 24 hours before the meeting. Notice shall be given by the secretary, or in his absence or unavailability, may be given by an assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors’ meeting need not specify the purposes of the meeting.

Section 2.10 Agenda. Any lawful business may be transacted at a meeting of the Board of Directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

Section 2.11 Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.12 Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation or by these Bylaws.

Section 2.13 Action Without Meeting. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors’ meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

Section 2.14 Committees. The Board of Directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these Bylaws they may not delegate. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in place of the absence or disqualified member. Unless the Board of Directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these Bylaws with respect to meetings or for the conduct of business or the taking of actions by the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

OFFICERS

Section 3.1 Enumeration. The officers shall consist of a president, a treasurer, a secretary and such other officers and agents (including one or more vice-presidents, assistant treasurers and assistant secretaries), as the Board of Directors may, in their discretion, determine.

Section 3.2 Election. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the directors at such meeting or at any other meeting.

Section 3.3 Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

Section 3.4 Tenure. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5 Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

Section 3.6 Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

Section 3.7 Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.8 President. The president shall be the chief executive officer of the corporation. Except as otherwise voted by the Board of Directors, the president shall preside at all meetings of the stockholders and of the Board of Directors at which present. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the Board of Directors shall from time to time designate.

Section 3.9 Vice-President(s). The vice-president(s), if any, shall have such powers and perform such duties as the Board of Directors may from time to time determine.

Section 3.10 Treasurer and Assistant Treasurers. The treasurer, subject to the direction and under the supervision and control of the Board of Directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the Board of Directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the Board of Directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the Board of Directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the Board of Directors may from time to time determine.

Section 3.11 Secretary and Assistant Secretaries. The secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The secretary shall notify the stockholders and directors, when required by law or by these Bylaws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant secretaries, if any, shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 3.12 Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.1 Stock Certificates.

(a) The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Each holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the Board of Directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

(b) If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 4.2 Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

Section 4.3 Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 4.4 Record Date.

(a) In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, the

Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days or fewer than ten days prior to the date of such meeting. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.

(b) If no record date is fixed, the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no record date is fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 4.5 Transfer Agent and Registrar for Shares of Corporation. The Board of Directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

Section 4.6 Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe, including, in the discretion of the Board of Directors, a requirement of bond and indemnity to the corporation.

Section 4.7 Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 4.8 Multiple Classes or Series of Stock. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes or series of stock, the several classes or series of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these Bylaws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE V

DIVIDENDS

Section 5.1 Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the Board of Directors may designate.

Section 5.2 Reserves. Before the payment of any dividend and before making any distribution of profits, the Board of Directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the Board of Directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the Board of Directors shall deem to be in the best interests of the corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by applicable federal law or the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in Section 6.3 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

Section 6.4 Non-Exclusivity. The rights of indemnification and to receive advancement of expenses as provided by this Article shall not be deemed exclusive of any other rights to which an indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of the Board of Directors, or otherwise. No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to an indemnitee with respect to any action taken or omitted by such indemnitee in his or her capacity as a director or officer or with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

Section 6.5 Insurance. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any indemnitee, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

Section 6.6 No Duplicative Payment. The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that an indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 6.7 Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

Section 7.2 Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end on December 31st of each year.

Section 7.3 Corporate Seal. The Board of Directors shall have the power to adopt and alter the seal of the corporation.

Section 7.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

Section 7.5 Voting of Securities. Unless the Board of Directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

Section 7.6 Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these Bylaws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 7.7 Communication of Notices. Any notices required to be given under these Bylaws may be given (i) by delivery in person, (ii) by mailing it, postage prepaid, first class, (iii) by mailing it by nationally or internationally recognized second day or faster courier service, (iv) by facsimile transmission, or (v) by electronic transmission, in each case, to the addressee; provided, however that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means.

Section 7.8 Electronic Transmissions. Notwithstanding any reference in these Bylaws to written instruments, all notices, meetings, consents and other communications contemplated by these Bylaws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the Board of Directors of the corporation.

Section 7.9 Charitable Contributions. The Board of Directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendment by Stockholders. These Bylaws may be amended altered or repealed by the stockholders at any annual or special meeting by vote or a majority of all shares outstanding and entitled to vote. Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

Section 8.2 Amendment by Board of Directors.

(a) To the fullest extent permitted by law, these Bylaws may be amended or altered by the Board of Directors at a meeting duly called for the purpose by majority vote of the directors then in office.

(b) Any amendment of these Bylaws by the Board of Directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.